SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 23, 2004

deCODE genetics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30469	04-3326704
(State or Other Juris- diction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Sturlugata 8, IS-101 Reykjavík, Iceland
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code +354-570-1900

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01.  Other Events.

On November 23, 2004, deCODE genetics, Inc. issued the following press release:

deCODE and Roche announce collaboration to co-develop PDE4 inhibitors for vascular diseases
deCODE will work on optimizing and bringing into clinic trials compounds the companies have identified in their previous genetics and drug discovery work on stroke

Reykjavik, ICELAND and Basel, SWITZERLAND, November 23, 2004 – deCODE genetics (Nasdaq: DCGN) and Roche today announced the formation of a three-year collaboration to develop and commercialize phosphodiesterase 4 (PDE4) inhibitors for the prevention and treatment of vascular disease, including stroke. Under the terms of the alliance, deCODE will use its structure-based drug design capabilities to optimize lead compounds and begin development. The companies will share drug discovery and clinical trials costs, and deCODE may receive milestone payments and royalties based on drug sales.

“This collaboration builds directly upon the results that have come out of our long and fruitful partnership with Roche. We are very excited by the opportunity to apply our structure-based drug design and chemistry capabilities to take yet another of our gene discoveries into clinical development,” said Kari Stefansson, CEO of deCODE.

“We are happy to move this from collaborative genetically-driven target discovery activities to the next phase of drug research” adds Jonathan Knowles, President of Global Research at Roche. “This is a good example of modern patient-focused pharmaceutical R&D, which is based increasingly on a fundamental understanding of molecular pathology made accessible through genetics, genomics, and associated disciplines.”

About deCODE genetics
deCODE is a biopharmaceutical company applying its discoveries in human genetics to the development of drugs for common diseases. deCODE is a global leader in gene discovery — our population approach and resources have enabled us to isolate key genes contributing to major public health challenges from cardiovascular disease to cancer, genes that are providing us with drug targets rooted in the basic biology of disease. deCODE is also leveraging its expertise in human genetics and integrated drug discovery and development capabilities to offer innovative products and services in DNA-based diagnostics, bioinformatics, genotyping, structural biology, drug discovery and clinical development. deCODE is delivering on the promise of the new genetics.SM Visit us on the web at www.decode.com.

About Roche

Headquartered in Basel, Switzerland, Roche is one of the world’s leading research-intensive healthcare groups. Its core businesses are pharmaceuticals and diagnostics. As a supplier of innovative products and services for the prevention, diagnosis and treatment of disease, the Group contributes on a broad range of fronts to improving people’s health and quality of life. Roche is number one in the global diagnostics market, the leading supplier of medicines for cancer and transplantation and a market leader in virology. Roche employs roughly 65,000 people in 150 countries and has R&D agreements and strategic alliances with numerous partners, including majority ownership interests in Genentech and Chugai.

Any statements contained in this presentation that relate to future plans, events or performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, among others, those relating to technology and product development, integration of acquired businesses, market acceptance, government regulation and regulatory approval processes, intellectual property rights and litigation, dependence on collaborative relationships, ability to obtain financing, competitive products, industry trends and other risks identified in deCODE’s filings with the Securities and Exchange Commission. deCODE undertakes no obligation to update or alter these forward-looking

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

deCODE genetics, Inc.

	By:	/s/Kari Stefansson
Kari Stefansson,
President, Chief Executive Officer

Dated: November 26, 2004